UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     On February 21, 2006, the Compensation Committee of our Board of Directors approved a management incentive plan for 2006 (“2006 MIP”) to reward members of management for their performance upon the achievement of pre-approved performance goals. The 2006 MIP included a funding pool established as a pre-approved percentage of pre-tax income. The Compensation Committee may, in its discretion, approve additional funding. No bonuses will be paid under the 2006 MIP unless we achieve at least 80% of budgeted pre-tax income. The 2006 MIP is subject to change in the sole discretion of the Compensation Committee of our Board of Directors. A copy of the 2006 MIP is attached as an exhibit to this report and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
     (d) Exhibits
10.64	Cardiac Science Corporation 2006 Management Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: February 27, 2006

INDEX TO EXHIBITS

10.64	Cardiac Science Corporation 2006 Management Incentive Plan